UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 16, 2016

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders
(a)	On May 16, 2016, Chemed Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:
Nominee	For	Against	Abstentions

Kevin J. McNamara	14,212,737	78,741	18,068
George J. Walsh III	13,819,006	471,538	19,002
Joel F. Gemunder	13,734,864	553,549	21,133
Patrick P. Grace	13,801,694	489,081	18,771
Thomas C. Hutton	14,144,487	146,208	18,851
Walter L. Krebs	14,156,697	134,039	18,810
Andrea R. Lindell	14,216,314	74,769	18,463
Thomas P. Rice	14,230,709	60,042	18,795
Donald E. Saunders	13,822,235	468,136	19,175
Frank E. Wood	14,102,078	188,195	19,273

                   At the annual meeting, shareholders voted on the following matters:

                   Re-approval of Stock Incentive Plans.  The proposal to re-approve the performance objectives of the 2006 and 2010 Stock Incentive Plans and Target Bonus Program were approved with the following votes:

	Voted	Percent of Voted

For	14,068,681	98.32%
Against	213,570	1.49%
Abstain	27,295.19%
Broker non-votes	1,190,967	--

                   Ratification of Auditors.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2016, was approved with the following votes:

	Voted	Percent of Voted

For	15,334,031	98.93%
Against	143,095.92%
Abstain	23,387.15%
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                   Executive Compensation.  The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved, with the following votes:

	Voted	Percent of Voted

For	13,864,197	96.89%
Against	405,264	2.83%
Abstain	40,085.28%
Broker non-votes:	1,190,967	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 18, 2016	By:	/s/ Arthur V. Tucker Jr.
Arthur V. Tucker, Jr.
Vice President and Controller